Exhibit 99.1

FOR IMMEDIATE RELEASE

Healthcare Trust Announces Close of the Full Exercise of Underwriters’ Option for
its 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock Offering

New York, December 16, 2019 – Healthcare Trust, Inc. (“HTI” or the “Company”) today announced that the underwriters have purchased an additional 210,000 shares of the Company’s 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock with a liquidation preference of $25.00 (the “Series A Preferred Stock”), pursuant to the full exercise of the underwriters’ option to purchase additional shares in the offering that initially closed on December 11, 2019. The Series A Preferred Stock is listed on The Nasdaq Global Market under the symbol “HTIA.”

The close of the full exercise of the underwriter’s option adds approximately $5.1 million in additional net proceeds, bringing the entire Series A Preferred Stock offering aggregate net proceeds from the offering before expenses and structuring fee to approximately $39.0 million. The Company plans to contribute the net proceeds it receives from the offering to its operating partnership in exchange for a new class of preferred units, which will have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock. The Company, acting through its operating partnership, intends to use the net proceeds from this contribution for general corporate purposes, which may include purchases of additional properties.

The joint bookrunning managers for the offering were B. Riley FBR, Inc., D.A. Davidson & Co., Ladenburg Thalmann & Co. Inc. and William Blair & Company, L.L.C. Co-managers for the offering were National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (Nasdaq:NHLD), Boenning & Scattergood, Inc. and Wedbush Securities Inc.

About Healthcare Trust, Inc.

Healthcare Trust, Inc. is a publicly registered real estate investment trust focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on seniors housing and medical office buildings, located in the United States. Additional information about HTI can be found on its website at www.healthcaretrustinc.com.

Important Notice

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The offering of securities is made only by means of a prospectus. Copies of the final prospectus relating to these securities may be obtained from B. Riley FBR, Inc. You should direct any requests to B. Riley FBR, Inc., Attention: Prospectus Department, 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, by telephone at (703) 312-9580 or by email at prospectuses@brileyfbr.com; to D.A. Davidson & Co., Attn: Syndicate Dept., 8 3rd Street North, Great Falls, MT 59401, ProspectusRequest@dadco.com, (800) 332-5915; to Ladenburg Thalmann & Co. Inc., Attention: Syndicate Department, 277 Park Avenue 26th Floor, New York, New York 10172; or to: William Blair & Company, L.L.C., Attn: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, Telephone: (800) 621-0687, Email: prospectus@williamblair.com. You may also obtain a copy of the final prospectus and other documents the Company has filed with the Securities and Exchange Commission (the “Commission”) for free by visiting the Commission’s website at http://www.sec.gov.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of HTI’s registration statement on Form S-11 and other reports filed with the Commission. Further, forward-looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contact

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Phone: (866) 902-0063